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                                                                Exhibit 10.17(c)

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT is made as of the _____ day of November, 1999 by and between Howard L. Wood, an individual residing in the State of Missouri (the "CONSULTANT"), and Charter Communications, Inc., a Delaware corporation ("CCI").

                              W I T N E S S E T H:

         WHEREAS, the Consultant is a party to an Employment Agreement (the "Employment Agreement"), dated as of December 23, 1998, with Charter Communications, Inc. (now known as Charter Investment, Inc.);

         WHEREAS, the Employment Agreement has been terminated pursuant to a letter agreement dated the date hereof;

         WHEREAS, CCI desires to have the benefits of the Consultant's knowledge and experience in the cable television industry by having the Consultant render consulting services to CCI on the terms and conditions set forth herein;

         WHEREAS, the Consultant desires to render services to CCI on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Duties. CCI hereby agrees to retain the Consultant as a consultant to CCI and the Consultant agrees to render consulting services to CCI subject to the terms and conditions hereof. The Consultant shall provide such consulting services and shall be responsible for such duties as the President and Chief Executive Officer ("CEO") of CCI may reasonably determine from time to time. The Consultant shall not be required to devote no more than 120 hours during the Initial Term or any Renewal Term to the provision of consulting services to CCI.

2. Term. The term of this Agreement shall commence as of the closing of the initial public offering of the common stock of CCI (the "IPO CLOSING") and shall terminate on the first anniversary of the IPO Closing (the "INITIAL TERM"); provided, however, that the Initial Term shall be extended and this Agreement shall automatically be renewed for successive one-year periods ("RENEWAL TERMS") unless (i) this Agreement is terminated in accordance with the provisions of
Section 5 hereof, or (ii) the Consultant or CCI provides written notice to the other of such party's desire not to extend this Agreement at
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least sixty (60) days prior to the expiration of the Initial Term or any Renewal
Term, as the case may be, of this Agreement, under this Section 2.

3.   Consideration for Consulting Services.

     3.1 Cash Compensation. During the Initial Term of this Agreement , CCI shall pay the Consultant annual compensation at the rate of sixty thousand dollars ($60,000) or such higher rate as may from time to time be determined by the CEO in his discretion, which shall be payable in equal monthly installments on the first day of each month. During any Renewal Term, CCI shall pay the Consultant annual compensation at a rate to be determined by the CEO, but in no event shall the annual compensation during a Renewal Term be less than sixty thousand dollars ($60,000).

     3.2 Benefit Plans. To the extent permitted by applicable law and the documents governing the plans referred to in this sentence, the Consultant shall be entitled to participate in any disability and health insurance plan of CCI. In the event the Company is prohibited by applicable law or the terms of the plan documents referred to above from such insurance, CCI shall pay an amount to the Consultant, as mutually agreed by the Consultant and the CEO, sufficient to enable the Consultant to obtain benefits comparable to those no longer provided by CCI.

     3.3 Expenses. The Consultant shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred by the Consultant in the performance of his duties hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by CCI.

     3.4 Other Benefits. CCI shall continue to maintain an office in Bonne Terre, Missouri for the Consultant's use and CCI shall pay for one full-time secretary to be employed in such office. In addition, at the Consultant's request, CCI shall provide to the Consultant an office at its principal offices. The Board of Directors of CCI may, in its discretion, grant to Consultant options to purchase common stock or other equity interests of CCI or any of its affiliates.

4. Indemnification. CCI agrees to indemnify and hold harmless to the maximum extent permitted by law the Consultant from and against any claims, damages, liabilities, losses, costs or expenses in connection with or arising out of the performance by the Consultant of his duties as a Consultant or director of CCI or any of its affiliates and any activities engaged in by the Consultant on behalf of CCI or any of its affiliates or as a Consultant or director of CCI or any of the foregoing, which the Consultant believed in good faith to be within the scope of such duties.

5.   Termination.


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     5.1 Termination. At any time, either CCI or the Consultant may terminate this Agreement for any reason, by giving thirty (30) days advance written notice to the other party.

     5.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 5.1, CCI shall pay the Consultant an amount equal to the aggregate compensation due the Consultant during the remainder of the Initial Term, or Renewal Term, as the case may be, under this Agreement.

6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party as follows:

                  (a) in the case of the Consultant, to the address set forth opposite his name on the signature page hereto, with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           399 Park Avenue
                           New York, NY  10022
                           Attention: Daniel G. Bergstein, Esq.
                           Telecopy: (212) 319-4090;

                  (b)      in the case of CCI, to:

                           Charter Communications, Inc.
                           12444 Powerscourt Drive, Suite 100
                           St. Louis, MO
                           Attention: Jerald L. Kent, President & CEO
                           Telecopy: (314) 965-8793

                           with a copy to Curtis S. Shaw, General Counsel:




         Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day). Any party may change its address for the purposes of this Section 6 by giving notice to the other parties in accordance with the foregoing.

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7.   Assignability and Enforceability. This Agreement shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights or benefits under this Agreement to any person without the prior written consent of the other party.

8. Expenses of this Agreement. All costs and expenses of CCI and/or the Consultant (including, without limitation, legal, accounting and other professional fees) incurred in connection with this Agreement or the transactions contemplated hereby shall be paid by CCI.

9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

10. Third Party Beneficiaries. Except for the rights of the Consultant's heirs, executors, administrators, testamentary trustees, legatees or beneficiaries upon the Consultant's death, no person other than the parties hereto shall have any rights under this Agreement, except that CCI may assign its rights hereunder to any subsidiary or affiliate of CCI; provided that CCI shall be required to perform any assigned obligation not performed by such assignee.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

12. Sections and Headings. The division of this Agreement into Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement.

13. Entire Agreement. This Agreement and any agreements or documents referred to herein or executed contemporaneously herewith, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

14. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.



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15.  Amendments and Waivers. No amendment or waiver of any provision of this
Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. No provision of this Agreement shall be deemed waived by a course of conduct unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

16. Survivability. Notwithstanding any contrary provision in this Agreement, the provisions of Section 4 hereof shall survive the termination of this Agreement.














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          IN WITNESS WHEREOF the parties have executed this Agreement.



                                         CHARTER COMMUNICATIONS, INC.



                                         _____________________________
                                         Name:
                                         Title:



                                         HOWARD L. WOOD



                                         ____________________


                                         ____________________


                                         ____________________



                                         _____________________________



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